UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

45 William Street, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 237-5100

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Cash Bonuses and 2004 LTIP Cash Payments

On January 25, 2005, the Compensation and Benefits Committee of the Board of Directors of PerkinElmer, Inc. approved second half 2004 cash bonuses for the company’s executive officers and cash payments with respect to performance units previously granted to the company’s executive officers under the company’s Long-Term Incentive Plan (the “LTIP”). The Committee measured the performance of the CEO and of the chief accounting, financial, and human resources officers on the basis of earnings per share, or EPS, and cash flow to determine bonus payments with respect to the second half of 2004. In addition to these measures, the Committee measured the performance of the presidents of PerkinElmer’s strategic business units, or SBUs, and the chief operating officer on SBU net income and cash flow performance. The Committee’s determination of the cash bonuses was based on the target incentive for 2004 previously assigned to each officer, which target was expressed as a percentage of base salary ranging between 40% and 100%. The actual incentive award was determined by multiplying the target incentive by a performance factor, ranging from 0% to 200%, determined based on the applicable EPS, cash flow and SBU net income performance. For executive officers other than the CEO, the Committee exercised discretion in determining the total bonus awards to reflect the Committee’s view on the appropriate incentive for the second half of 2004 based on corporate and individual performance. The cash bonus amount specified for Mr. Summe includes an annual CEO bonus award approved by the Committee based on non-financial goals, including customer excellence, accelerating growth, and quality and productivity.

The Committee also approved cash payments for the company’s executive officers for the portion of the performance units originally granted in January 2004 that were to be earned based on actual performance during the fiscal year ended January 2, 2005. The amount of the LTIP cash payment for each executive officer was equal to the product of (1) the end-of-year per share fair market value of PerkinElmer’s common stock multiplied by (2) the number of performance units earned by the executive.

The attached Exhibit 99.1 summarizes the second half 2004 cash bonuses and LTIP cash payments with respect to performance units granted in January 2004.

(b) 2005 LTIP Awards

On January 25, 2005, the Committee also granted new LTIP awards, consisting of restricted stock and performance units under PerkinElmer’s 2001 Incentive Plan. In addition, the Committee established the performance metrics for: the second and third years of the performance units originally granted in January 2004 (which relate to each year in the three-year fiscal period ending December 31, 2006); the performance units granted on January 25, 2005 (which relate to the three-year fiscal period ending December 30, 2007); the vesting of the shares of restricted stock granted on January 25, 2005; the company’s Performance Incentive Plan (the “PIP”) for the first half of 2005; and the CEO’s bonus award for 2005.

The attached Exhibit 99.2 summarizes 2005 LTIP restricted stock and performance unit awards granted to each executive officer of PerkinElmer. The terms of the restricted stock and performance units, and a description of performance metrics, are set forth below.

Restricted Stock. The shares of restricted stock awarded on January 25, 2005 and specified in Exhibit 99.2 represent shares of PerkinElmer’s common stock that have been granted to the executive and that are now issued and outstanding. The restricted stock vests in up to three equal installments upon PerkinElmer’s achievement, at any time prior to December 30, 2007, of EPS equal to or greater than three increasing EPS targets. If the performance conditions are not met on or before December 30, 2007, the shares are forfeited. Upon a change in control of PerkinElmer, the death or disability of the executive, or, in the case of Mr. Summe, his termination without cause, all unvested shares of restricted stock become 100% vested. If the executive ceases to be employed by PerkinElmer for any other reason before the shares of restricted stock vest, the unvested shares are subject to forfeiture to PerkinElmer at a per share price of $.001 per share.

Performance Units. The performance units awarded on January 25, 2005 reflect the opportunity for the executive to receive cash payments based upon PerkinElmer’s financial performance and the performance of its common stock during the three-year fiscal period ending December 30, 2007. The performance units specified in Exhibit 99.2 represent the targeted number of performance units assigned to the executive. The executive earns a percentage of the targeted number of performance units, between 0% and 200%, based upon PerkinElmer’s financial performance during the three-year period, evaluated in comparison to specified targets in three metrics: EPS, margin and cash flow. At the end of the three-year period, the executive is entitled to receive a cash payment equal to the product of (1) the end-of-period per share fair market value of PerkinElmer’s common stock multiplied by (2) the number of performance units earned by the executive during the three-year period.

Establishment of Performance Metrics

With respect to the performance units granted on January 25, 2005, the Committee established that the percentage of the targeted performance units to be earned by each executive officer with respect to the three-year fiscal period ending December 30, 2007 will be based on EPS, margin and cash flow and approved the targets.

The Committee also established the performance metrics for executive bonuses under the PIP for the first half of 2005. Cash bonus payments to the CEO and the other officers will be based on EPS and cash flow; the cash bonus payments to the chief operating officer and the presidents of SBUs will also be based on SBU net income and cash flow performance. For executive officers other than the CEO, the Committee may exercise discretion in determining the total bonus awards to reflect the Committee’s view on the appropriate incentive for the first half of 2005 based on corporate and individual performance.

In addition, the Committee established the following non-financial goals to be used to determine the annual CEO bonus for 2005: growth and innovation, organization, quality and productivity.

(c) Board Approval

All of the actions referenced above were ratified on January 25, 2005 by all of the independent members of the Board.

Item 9.01    Financial Statement and Exhibits

Exhibits

The attached Exhibit 99.1 summarizes the second half 2004 cash bonuses and LTIP cash payments with respect to performance units granted in January 2004. The attached Exhibit 99.2 summarizes 2005 LTIP restricted stock and performance unit awards granted to each executive officer of PerkinElmer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: January 31, 2005	By:	/s/ Robert F. Friel
Robert F. Friel Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	2004 Second Half Cash Bonus Payments and LTIP Cash Payments

99.2	Grant of 2005 LTIP Restricted Stock and Performance Units Awards